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                                                            EXHIBIT 1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the previously filed Case Corporation S-8 Registration Statement (No. 333-04963) for the Case Corporation Retirement Savings Plan.

                                       ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin.
June 24, 1998.